MAIDENFORM BRANDS, INC. APPOINTS CHRISTOPHER W. VIETH AS CHIEF OPERATING
OFFICER AND CHIEF FINANCIAL OFFICER

Accomplished Operational and Financial Leader Brings Multi-Industry Expertise to Maidenform

Iselin, New Jersey, May 27, 2008—Maidenform Brands, Inc. (NYSE: MFB), a global branded marketer of intimate apparel, today announced the appointment of Christopher W. Vieth as Chief Operating Officer and Chief Financial Officer, effective May 27, 2008. In this role, which includes the newly-created position of Chief Operating Officer, Mr. Vieth will be a key member of Maidenform’s executive team, leading the Company’s operational, financial and information technology functions. Mr. Vieth has built a career of developing and implementing business strategies that have resulted in successfully driving financial performance for public and privately held companies. He will report directly to Maidenform’s Chief Executive Officer and Vice Chairman, Thomas Ward.

Mr. Vieth, 43, joins Maidenform from Blue Tulip Corporation, where he served as Chief Administrative Officer and Chief Financial Officer since November 2006. Prior to that, Mr. Vieth was Chief Financial Officer for Dow Jones and Company where he spent six years also serving as Vice President of Finance and Chief Accounting Officer. From 1995 to 2000, Mr. Vieth held senior finance and operational positions at Barnes & Noble, Inc., including Vice President and Controller. Mr. Vieth spent seven years at Amerada Hess Corporation, from 1987 to 1995, in the financial planning and control division.

“Chris has a strong track record of building and driving successful global businesses,” stated Thomas Ward. “His extensive financial, operational and strategic experiences make him a valuable addition to Maidenform’s senior management team. As we expand into new channels of distribution and develop new customers globally, Chris will leverage his multi-industry branded expertise to ensure that our operational and financial opportunities are maximized as we drive the business to new levels of success.”

Commenting on the announcement, Chris Vieth added, “I am excited to join Maidenform where I can combine my professional experiences with my passion for driving strong brands. The Company has sizeable growth prospects and I look forward to partnering with the Maidenform team to aggressively identify, pursue and realize such opportunities.”

Mr. Vieth received his bachelor’s degree in accounting from Saint Francis College. He is also a Certified Public Accountant.

About Maidenform Brands, Inc.
Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established and well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. During its 85-year history, Maidenform has built strong equity for its brands and established a solid growth platform through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Flexees®, Lilyette®, Control ItTM, Sweet Nothings®, Rendezvous®, Subtract®, Bodymates® and Self Expressions®. Maidenform products are currently distributed in approximately 60 countries and territories outside the United States.

Maidenform Investor Contact:
Felise Glantz Kissell
(732) 621-2363 or fkissell@maidenform.com

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements: the Company’s growth cannot be assured and any growth may be unprofitable; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s leverage could adversely affect its financial condition; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; the sufficiency of cash to fund operations and capital expenditures; and the influence of adverse changes in general economic conditions.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

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